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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 2000

                              NEXTEL PARTNERS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                  000-29633                 91-1930918
(STATE OR OTHER JURISDICTION)      (COMMISSION               (IRS EMPLOYER
      OF INCORPORATION)              NUMBER)              IDENTIFICATION NO.)

                               4500 CARILLON POINT
                           KIRKLAND, WASHINGTON 98033
                                 (425) 828-1713

   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


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ITEM 5. OTHER EVENTS

     On February 28, Nextel Partners, Inc. (the "Company") entered into a purchase agreement pursuant to which it sold $200 million of 11% Senior Notes due 2010 in a private placement transaction. Consummation of the offering is subject to customary conditions, including the consent of the lenders under the Company's credit facility. The Senior Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States by the initial purchaser absent registration or an applicable exemption from the registration requirements.

     On February 29, 2000, the Company notified the trustee under the indenture pursuant to which its 14% Senior Discount Notes Due February 2009 were issued that it intends to redeem 35% of the aggregate accreted value of such notes. If not revoked prior to March 11, 2000, at that time the company will be irrevocably committed to make such a redemption.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS.

EXHIBIT NO.  DESCRIPTION
-----------  -----------
99.1         Press Release dated February 29, 2000.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NEXTEL PARTNERS, INC.

Date:  February 29, 2000

                                          By: /s/ JOHN D. THOMPSON
                                          -------------------------------------
                                          John D. Thompson
                                          Chief Financial Officer and Treasurer


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                                  EXHIBIT INDEX

EXHIBIT   DESCRIPTION
-------   -----------
99.1      Press Release dated February 29, 2000.